UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2008

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, Aastrom Biosciences, Inc. (the "Company") issued a press release announcing that on February 11, 2008, Gerald D. Brennan, Jr. announced his intention to retire from the Company, and requested that the Company initiate a search for his successor. Mr. Brennan has served as the Company’s Vice President, Administrative & Financial Operations and Chief Financial Officer since July 2005. As of February 11, 2008, Mr. Brennan resigned from his positions as the Company’s Vice President, Administrative & Financial Operations and Chief Financial Officer, principal financial and accounting officer, Secretary, Treasurer and from all other offices, but remains as an employee of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

The Company expects Mr. Brennan to remain employed with the Company for a reasonable period of time to ensure an orderly transition, but he will no longer be deemed to be an officer or executive officer of the Company. The Company and Mr. Brennan are in discussions concerning a potential transition arrangement. The Company anticipates that the transition process of Mr. Brennan’s responsibilities will continue through July 1, 2008. As of February 14, 2008, Mr. Brennan’s Employment Agreement with the Company has not been terminated.

Effective February 11, 2008, George W. Dunbar, President and Chief Executive Officer of the Company, will serve as the Company’s Chief Financial Officer, principal financial and accounting officer and Treasurer on an interim basis. The Company expects Mr. Dunbar to continue in these roles until a successor to Mr. Brennan has been selected.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

February 15, 2008	By:	/s/ George W. Dunbar

Name: George W. Dunbar
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 15, 2008